UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

PwrCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09370	13-3186327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. 42nd Street, 46th Floor

New York, New York 10165

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 796-4097

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities

On October 12, 2017, PwrCor, Inc. (the “Company”) completed the sale of an aggregate of $665,000 of units (the “Units”) of the Company’s securities.  Each Unit, sold at $0.10 per Unit, consists of one restricted share of Common Stock and one warrant to purchase one-half share of Common Stock exercisable at $0.30 per share (the “Warrants”).  The Warrants may be redeemed, in whole or in part, on at least twenty (20) days’ prior written notice, at a price of $.001 per share; provided the average closing bid price of the Common Stock is at or above $1.00 per share for at least twenty (20) consecutive trading days ending with three (3) business days prior to the redemption notice.

The Units were sold to thirteen (13) different accredited investors.  An aggregate of 6,650,000 shares of Common Stock and Warrants to purchase 3,325,000 shares of Common Stock were issued.  There was no placement agent and no commissions paid.  The Company received gross proceeds of $665,000 in cash.

Exemption from registration was claimed pursuant to Sections 4(a)(2) and 4(a)(5) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.  The Company relied on the representations and warranties provided in the Subscription Agreement and the information contained in the Purchaser Questionnaire and Statement, the form of which is attached hereto as Exhibit 4.1.

Item 9.01

Financial Statements and Exhibits

Exhibits

4.1	Form of Subscription Agreement

4.2	Form of Class A Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PwrCor, INC.

/s/ Thomas Telegades
By:	Name: Thomas Telegades
Title: Chief Executive Officer

Date: October 18, 2017

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